Exhibit j under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Shareholders of Federated Ultrashort Bond Fund:




We consent to the use in Post-Effective Amendment No. 20 of Federated Ultrashort Bond Fund of our report dated November 12, 1999 incorporated by reference into the Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in the Prospectus.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Boston, Massachusetts
February 14, 2000